UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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FRONT YARD RESIDENTIAL CORPORATION
(Name of Registrant as Specified in Its Charter)

SNOW PARK CAPITAL PARTNERS MASTER FUND, LP SNOW PARK CAPITAL PARTNERS, GP SNOW PARK CAPITAL PARTNERS, LP SNOW PARK CAPITAL MANAGEMENT, LLC JEFFREY PIERCE
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Snow Park Capital Partners Master Fund, LP (together with its affiliates, “Snow Park”) no longer intends to make a preliminary filing with the Securities and Exchange Commission of a proxy statement or an accompanying proxy card to be used to solicit votes for the election of its nominees to the Board of Directors (the “Board”) of Front Yard Residential Corporation, a Maryland corporation (the “Company”), at the Company’s upcoming 2018 annual meeting of stockholders.

Following recent corporate governance improvements by the Company made in consultation with Snow Park, including with respect to the composition of the Board, Snow Park is comfortable with the Company’s strategic direction and has determined to withdraw its nomination of director candidates.